ARTICLES OF INCORPORATION

                                       OF

                         ROYAL ALOHA DEVELOPMENT COMPANY


             The undersigned, for the purpose of forming a corporation, pursuant to and by virtue of Chapter 78 of the Nevada Revised Statutes, hereby adopts, executes and acknowledges the following Articles of Incorporation.

                                    ARTICLE I

                                      NAME

             The  name  of  the  corporation  shall be  Royal  Aloha Development
Company.

                                   ARTICLE II

                                REGISTERED OFFICE

             The name of the initial resident agent and the street address of the initial registered office in the State of Nevada where process may be served upon the corporation is Bible, Haney, Hoy, Trachok, Wadhams & Woloson, 301 East Clark Avenue, Las Vegas, Clark County, Nevada 89101. The corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

                                   ARTICLE III

                                  CAPITAL STOCK

     Section 1. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue shall consist of two thousand five hundred (2,500) shares of common stock at no par value.

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     Section 2. Consideration for Shares. The common stock authorized by Section
1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

     Section 3. Assessment of Stock. The capital stock of this corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

     Section  4.  Cumulative  Voting  For  Directors.   No  stockholder  of  the
corporation shall be entitled to cumulative voting of his shares for the election of directors.

     Section 5. Preemptive Rights. No stockholder of the corporation shall have any preemptive rights.

                                   ARTICLE IV

                             DIRECTORS AND OFFICERS

     Section 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The Board of Directors of the corporation shall consist of at least one (1) individual who shall be elected in such manner as shall be provided in the bylaws of the corporation. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the corporation.

     Section 2. Initial Directors. The names and post office box or street addresses of the directors constituting the first Board of Directors, which shall be three (3) in number, are:

                  NAME                          ADDRESS
                  ----                          -------
                  Jack R. Corteway              301 E. Clark Ave., Ste. 700
                                                Las Vegas, NV 89101

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                  Bernard J. McKenna            301 E. Clark Ave., Ste. 700
                                                Las Vegas, NV 89101

                  Theodore A. Rohde             301 E. Clark Ave., Ste. 700
                                                Las Vegas, NV 89101

     Section 3. Limitation of Personal Liability. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the corporation for:

          (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

          (b) The payment of distributions in violation of Nevada Revised Statutes 78.300.

     Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the law of the State of Nevada as may be provided for by the corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

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     Section 5. Repeal And Conflicts.  Any repeal or  modification of Sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only. In the event of any conflict between Sections 3 or 4 of this Article and any other Article of the corporation's Articles of Incorporation, the terms and provisions of Sections 3 or 4 of this Article shall control.

                                    ARTICLE V

                                  INCORPORATOR

     The name and post office box or street address of the incorporator signing these Articles of Incorporation is:

            NAME                                   ADDRESS
            ----                                   -------
            Dennis R. Haney                        301 E. Clark Ave., Ste. 700
                                                   Las Vegas, Nevada 89101

          IN WITNESS WHEREOF, I have executed these Articles of Incorporation this 27th day of February, 1997.

                                             /s/ Dennis R. Haney
                                             ---------------------
                                             Dennis R. Haney, Esq.


State of Nevada    )
                   ) SS.
County of Clark    )

     This instrument was  acknowledged  before me on February 27, 1997 by Dennis
R. Haney, Esq. as Incorporator of Royal Aloha Development Company.

                                             /s/ Cheryl Gex
                                             ------------------
                                             Notary Public
                                             (My commission expires: 3/2/98)
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                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

                IN THE MATTER OF ROYAL ALOHA DEVELOPMENT COMPANY


          1. The undersigned, Bible, Haney, Hoy, Trachok, Wadhams & Woloson, hereby certifies that on the 27th day of February, 1997, it accepted the appointment as Resident Agent of the above corporation.

          2. The registered office in this State is located at 301 East Clark Ave., Ste. 700, City of Las Vegas, County of Clark, State of Nevada 89101.


               IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 1997.

                                             RESIDENT AGENT,
                                             BIBLE, HANEY, HOY, TRACHOK,
                                             WADHAMS, & WOLOSON

                                             By: /s/ Dennis R. Haney
                                                ------------------------
                                                Dennis R. Haney, Esq.
                                                Authorized Signatory